Exhibit 5.1

June 23, 2016

Cascadian Therapeutics, Inc.

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by Cascadian Therapeutics, Inc., a Delaware corporation (the “Company”), of (a) up to 35,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), to be issued pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of even date herewith, between the Company and Cowen and Company, LLC, as representative of the underwriters named therein, consisting of shares of common stock registered pursuant to Registration Statement No. 333-201317 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated January 7, 2015, included therein (the “Base Prospectus”), and the related prospectus supplement dated June 23, 2016, filed with the Commission pursuant to Rule 424(b) under the Act (the “Common Prospectus Supplement”), and (b) 17,250 shares of the Company’s Series D convertible preferred stock, par value $0.0001 per share (the “Preferred Shares” and together with the Common Shares, the “Securities”), to be issued pursuant to that certain Subscription Agreement (the “Subscription Agreement”), dated as of even date herewith, between the Company and the investors thereto, consisting of Preferred Shares registered pursuant to the Registration Statement, filed with the Commission under the Act, the Base Prospectus, and the related prospectus supplement dated June 23, 2016, filed with the Commission pursuant to Rule 424(b) under the Act (the “Preferred Prospectus Supplement” and together with the Base Prospectus, and the Common Prospectus Supplement, the “Prospectus”). The offering of the Common Shares and the Preferred Shares is referred to collectively as the “Offering.” The Securities are to be sold by the Company as described in the Registration Statement and the Prospectus.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1) the Company’s Amended and Restated Certificate of Incorporation, as amended, certified by the Delaware Secretary of State on June 2, 2016 (as amended, the “Restated Certificate”);

Cascadian Therapeutics, Inc.

June 23, 2016

(2) the Company’s Bylaws, as amended, certified by the Company’s Secretary on June 2, 2016 (as amended, the “Bylaws”);

(3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4) the Prospectus;

(5) minutes of meetings and actions by written consent of the sole incorporator, the Company’s Board of Directors (the “Board”) or a committee thereof, and the Company’s stockholders that are contained in the Company’s minute books that have been provided to us by the Company, including, without limitation, the meetings and actions by written consent at which, or pursuant to which, resolutions were adopted approving the Certificate of Incorporation and the Bylaws;

(6) the following minutes of meetings of the Board and the Pricing Committee of the Board (the “Pricing Committee”) at which the Offering was approved: (i) minutes of meetings of the Board held on December 4, 2014, June 17, 2016 and June 21, 2016 and (ii) minutes of meetings of the Pricing Committee held on June 22, 2016 and June 23, 2016;

(7) a certificate from the Company’s transfer agent dated June 22, 2016 verifying the number of the Company’s issued and outstanding shares of capital stock as of June 21, 2016;

(8) a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware, dated June 22, 2016, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Delaware Certificate of Good Standing”);

(9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”);

(10) the Company’s Certificate of Designation of Rights, Preferences and Privileges of Series D Convertible Preferred Stock as approved by the Board and Pricing Committee of the Board at meetings held on June 17, 2016 and June 23, 2016 (the “Certificate of Designation”);

(11) a specimen certificate for shares of the Company’s Series D Convertible Preferred Stock;

(12) the Current Report on Form 8-K with which this opinion is filed as an exhibit (the “Form 8-K”);

Cascadian Therapeutics, Inc.

June 23, 2016

(13) the Underwriting Agreement;

(14) the Subscription Agreement; and

(15) the Placement Agent Agreement between the Company and Cowen and Company, LLC, as the representative of the several placement agents named therein.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any document referenced in clauses (5) and (6) above to us.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Securities, there will not have occurred any change in the law or the facts affecting the validity of the Securities.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of Washington, and (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto as in effect on the date hereof.

With respect to our opinions expressed in paragraphs (2) and (3) below as to the Preferred Shares, we have assumed that the Certificate of Designation will be properly filed with the Secretary of State of the State of Delaware, in the form reviewed by us, prior to the issuance of the Preferred Shares.

With respect to the Preferred Shares, we have assumed that, as of each and every time any of the Preferred Shares are converted, the Company will have a sufficient number of authorized and unissued shares of Common Stock available for issuance under its Restated Certificate to permit conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation without the breach or violation of any other agreement, commitment or obligation of the Company.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Cascadian Therapeutics, Inc.

June 23, 2016

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

(2) When the Securities are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the resolutions adopted by the Board, then such Securities will be validly issued, fully paid and nonassessable.

(3) The Common Shares issuable upon conversion of the Preferred Shares, when issued upon the conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable.

Cascadian Therapeutics, Inc.

June 23, 2016

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Sincerely,

/s/ Fenwick & West LLP

FENWICK & WEST LLP